Exhibit 99.1

FOR IMMEDIATE RELEASE

Waters Corporation Appoints Wei Jiang to Board of Directors

MILFORD, Mass – June 24, 2021 – Waters Corporation (NYSE: WAT) today announced the appointment of Wei Jiang to its Board of Directors, effective July 14, 2021. Mr. Jiang currently serves as Executive Vice President and President, Bayer Pharmaceuticals Region China & APAC and President, Bayer Group Greater China.

Dr. Flemming Ornskov, Chairman of the Board, said, “We are excited to welcome Wei to the Board and know that we will benefit from his operating experience and transformation expertise. Wei has an outstanding record of driving results in regions that represent key growth opportunities for Waters, including China and other Asia-Pacific markets. We believe he is a valuable addition to the Board at this pivotal time for Waters.”

Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation, commented, “Wei’s results-driven experience will bring perspective to the Board that directly aligns with Waters’ strategy to accelerate growth and innovation. We look forward to his insights as we continue to further strengthen our focus on serving customers in the fast-growing and cutting-edge pharma market in Greater China and beyond.”

Mr. Jiang said, “China’s pharma, biopharma and natural products markets are experiencing a surge in growth and innovation. I can’t think of a company better positioned than Waters to serve these customers with the world-class analytical technologies and services that Waters is so well known for. I am honored to join the Board and contribute to the momentum of the Company’s ongoing transformation.”

Mr. Jiang is Executive Vice President and President, Bayer Pharmaceuticals Region China & APAC and President, Bayer Group Greater China, where he is a Member of Pharmaceuticals Executive Committee and responsible for pharma business in China and APAC. He previously held various senior positions at AstraZeneca, culminating in his role as Senior Vice President, China operations. Prior to that, Mr. Jiang served as Managing Director, China operations at Guidant Corporation and in various roles at Eli Lilly & Company including Marketing Director, China Operations. He currently serves on the boards of China Red Cross and R&D Based Pharmaceuticals association. He received his undergraduate degree in economics and finance at Indiana State University and a B.BA. in business administration and finance from Campbell University in North Carolina.

Additional Resources

•	Waters Board of Directors

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About Waters

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, food and environmental sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Mr. Jiang’s appointment. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation

Bryan Brokmeier, +1 508-482- 3448

Senior Director Investor Relations

investor_relations@waters.com

Waters Corporation

Kevin Kempskie, +1 508-482-2814

Senior Director Public Relations

pr@waters.com